Exhibit 99.1

Aeries Technology Reports Second Quarter Fiscal 2027 Financial Results

Revenue of $18.1 million, up 4.5% year over year; first-half operating cash flow of $4.7 million
Reaffirms fiscal year 2027 financial guidance

NEW YORK, Nov. 11, 2026 (GLOBE NEWSWIRE): Aeries Technology, Inc. (Nasdaq: AERT), a global provider of AI transformation and enterprise operations solutions, today announced financial results for the second quarter of fiscal 2027, ended September 30, 2026.

Second-quarter revenue increased 4.5% year over year to $18.1 million, while net income increased to $1.3 million from $0.6 million in the prior-year quarter.

For the first half of fiscal 2027, revenue increased 23% year over year to $40.1 million, including $2.7 million associated with a previously disclosed customer buyout recognized in the first quarter. Net income increased to $3.6 million from $2.3 million, and Adjusted EBITDA increased 72% to $6.2 million from $3.6 million, with an Adjusted EBITDA margin of 15.4% compared with 11.0% in the prior-year period. Operating cash flow for the first half increased approximately 98% year over year to $4.7 million.

Second Quarter Fiscal 2027 Financial Highlights

●	Revenue: $18.1 million, an increase of 4.5% from $17.3 million in the prior-year quarter.

●	Net income: $1.3 million, compared with $0.6 million in the prior-year quarter.

●	Adjusted EBITDA: $2.1 million, compared with $2.6 million in the prior-year quarter, representing margins of 11.6% and 14.7%, respectively.

First Half Fiscal 2027 Financial Highlights

●	Revenue: $40.1 million*, an increase of 23% from $32.7 million in the prior-year period.

●	Net income: $3.6 million*, compared with $2.3 million in the prior-year period.

●	Adjusted EBITDA: $6.2 million*, an increase of 72% from $3.6 million in the prior-year period, representing margins of 15.4% and 11.0%, respectively.

●	Operating cash flow: $4.7 million, an increase of approximately 98% from $2.4 million in the prior-year period.

*	First-half results include $2.7 million associated with a previously disclosed customer buyout recognized in the first quarter.

Management Commentary

“Our second-quarter results reflect continued progress in executing our operating priorities, with year-over-year revenue growth, improved net income, and healthy cash generation during the first half of fiscal 2027,” said Ajay Khare, Chief Executive Officer of Aeries Technology. “We remain focused on serving our clients, maintaining financial discipline, and positioning the business for sustainable growth.”

Business Update

During the quarter, Aeries continued to advance its AI transformation and enterprise operations offerings, including the introduction of AxAI, its agentic AI solution offering, in September 2026. The Company continues to develop its AI capabilities alongside its AeriesOne enterprise operations platform to support evolving client requirements.

Financial Outlook

Aeries reaffirmed its previously announced fiscal year 2027 financial guidance:

●	Revenue: $80 million to $84 million

●	Adjusted EBITDA: $10 million to $12 million

About Aeries Technology

Aeries Technology, Inc. (Nasdaq: AERT) helps organizations worldwide create enterprise value through AI transformation and managed operations. Through its portfolio, including AxAI and AeriesOne, Aeries combines AI innovation, engineering expertise, business process knowledge, and managed global operations to help customers transform business functions and improve operational performance.

Founded in 2012, Aeries serves global enterprises through delivery centers in India and Mexico. For more information, visit www.aeriestechnology.com.

Conference Call Details

The Company will host a conference call to discuss its financial results on Thursday, November 12, 2026, at 8 AM ET. The call will be accessible by telephone at 1-800-715-9871 (toll-free, US and Canada) or 1-646-307-1963 (US and international), Conference ID 6494642. The call transcript will also be available on the Company’s investor relations website at https://ir.aeriestechnology.com/

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors because it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results, and provide additional insight and transparency into how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments it makes in the non-GAAP definitions below. These adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered alongside, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non-GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. The Company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, and amortization, further adjusted to exclude stock-based compensation, M&A transaction-related costs, and changes in the fair value of derivative liabilities. Adjusted EBITDA is a key performance indicator the Company uses in evaluating its operating performance and in making financial, operating, and planning decisions. The Company believes this measure is useful to investors in evaluating Aeries’ operating performance, as such information is used by the Company’s management for internal reporting and planning procedures, including aspects of its consolidated operating budget and capital expenditures. Adjusted EBITDA has some limitations in that it does not reflect: (i) cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) foreign exchange gains or losses; (iii) changes in, or cash requirements for, working capital; (iv) significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s outstanding debt; (v) payments made or future requirements for income taxes; (vi) cash requirements for future replacement or payment of depreciated or amortized assets; (vii) stock-based compensation costs; and (viii) changes in the fair value of derivative liabilities. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company’s results calculated in accordance with GAAP.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward-looking statements. These forward-looking statements include but are not limited to statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to: our ability to continue as a going concern; our ability to retain and expand our client base; changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; geopolitical instability, armed conflicts, trade restrictions, tariffs and other international events that may adversely affect global economic conditions, customer spending and business operations, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; and the fluctuation of economic conditions, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The forward-looking statements contained in this release are made as of the date hereof and Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact:

IR@aeriestechnology.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except percentages)

	Three months ended September 30,		Six months ended September 30,
	2026	2025	2026	2025
Revenues, net	$18,148	$17,359	$40,066	$32,688
Cost of revenue	14,091	12,337	29,630	23,888
Gross profit	$4,057	$5,022	$10,436	$8,800
Gross profit margin	22.4%	28.9%	26.0%	26.9%
Operating expenses
Selling, general & administrative expenses	3,158	3,037	6,177	5,995
Total operating expenses	$3,158	$3,037	$6,177	$5,995
Income from operations	$899	$1,985	$4,259	$2,805
Other income / (expense)
Change in fair value of forward purchase agreement put option liability	-	(360)	(7)	895
Change in fair value of derivative warrant liabilities	82	(240)	82	(217)
Gain on settlement of forward purchase agreement put option liability	38	-	38	-
Interest income	79	76	156	148
Interest expense	(79)	(94)	(195)	(263)
Other income, net	766	69	543	77
Total other income / (expense)	886	(549)	617	640
Income before income taxes	1,785	1,436	4,876	3,445
Income tax expense	(437)	(794)	(1,315)	(1,125)
Net income	$1,348	$642	$3,561	$2,320
Less: Net income attributable to noncontrolling interest	26	128	181	190
Less: Net income attributable to redeemable noncontrolling interests	46	273	322	375
Net income attributable to the shareholders of Aeries Technology, Inc.	$1,276	$241	$3,058	$1,755

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages)

	Three months ended September 30,		Six months ended September 30,
	2026	2025	2026	2025
Net income	$1,348	$642	$3,561	$2,320
Income tax expense	437	794	1,315	1,125
Interest income	(79)	(76)	(156)	(148)
Interest expense	79	94	195	263
Depreciation and amortization	199	205	423	410
EBITDA	$1,984	$1,659	$5,338	$3,970
Adjustments
(+) Stock-based compensation	236	293	946	293
(-)/+ Change in fair value of derivative liabilities	(82)	600	(75)	(678)
(-) Gain on settlement of forward purchase agreement put option liability	(38)	-	(38)	-
Adjusted EBITDA	$2,100	$2,552	$6,171	$3,585
Revenue	18,148	17,359	40,066	32,688

Adjusted EBITDA margin [Adjusted EBITDA / Revenue]	11.6%	14.7%	15.4%	11.0%

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Six months ended September 30,
	2026	2025	$ Change	% Change
Cash and cash equivalents at the beginning of the period	$4,878	$2,764	$2,114	76.5%
Net cash provided by operating activities	4,740	2,394	2,346	98.0%
Net cash used in investing activities	(462)	(934)	472	50.5%
Net cash used in financing activities	(5,259)	(2,328)	(2,931)	(125.9)%
Effect of exchange rates on cash	(61)	(30)	(31)	(103.3)%
Cash and cash equivalents at the end of period	$3,836	$1,866	$1,970	105.6%

CONSOLIDATED BALANCE SHEET

(In thousands)

	As of September 30, 2026	As of March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$3,836	$4,878
Accounts receivable, net of allowance of $1,630 and $1,335 as of September 30, 2026, and March 31, 2026, respectively	11,173	12,719
Prepaid expenses and other current assets, net of allowance of $1 and $0 as of September 30, 2026, and March 31, 2026, respectively	6,491	6,170
Deferred transaction costs	125	125
Total current assets	$21,625	$23,892
Property and equipment, net	1,807	1,750
Operating right-of-use assets	5,947	8,608
Deferred tax assets, net	4,399	3,689
Long-term investments, net of allowance of $52 and $52 as of September 30, 2026, and March 31, 2026, respectively	1,992	1,896
Other assets	2,400	2,059
Total assets	$38,170	$41,894

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	$8,523	$9,270
Accrued compensation and related benefits, current	3,465	3,568
Operating lease liabilities, current	1,187	2,694
Short-term borrowings	2,735	4,436
Forward purchase agreement put option liability	2,368	4,287
Other current liabilities	8,272	6,434
Total current liabilities	$26,550	$30,689
Long-term debt	782	798
Operating lease liabilities, noncurrent	5,164	6,358
Derivative warrant liabilities	339	421
Deferred tax liabilities	238	197
Other liabilities	5,760	6,016
Total liabilities	$38,833	$44,479

Commitments and contingencies

Redeemable noncontrolling interest	786	448

Shareholders’ equity / (deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0008 par value; 62,500,000 shares authorized; 5,528,968 shares issued and outstanding as of September 30, 2026; 6,062,184 shares issued and outstanding as of March 31, 2026	5	5
Class V ordinary shares, $0.0001 par value; 1 share authorized, issued and outstanding	-	-
Net shareholders’ investment and additional paid-in capital	28,513	29,115
Less: Common stock held in treasury at cost; 690,812 shares as of September 30, 2026, and 374,744 shares as of March 31, 2026	(2,479)	(1,304)
Accumulated other comprehensive loss	(1,862)	(1,977)
Accumulated deficit	(25,814)	(28,873)
Total Aeries Technology, Inc. shareholders’ deficit	$(1,637)	$(3,034)
Noncontrolling interest	188	1
Total shareholders’ deficit	$(1,449)	$(3,033)
Total liabilities, redeemable noncontrolling interest and shareholders’ deficit	$38,170	$41,894

Source: Aeries Technology, Inc.